For further information contact:

Media Relations:	Investor Relations:
Pia Reinhold • 314/955-4651	Justin Gioia • 314/955-2379
pia.reinhold@agedwards.com	jjgioia@agedwards.com

FOR IMMEDIATE RELEASE

A.G. Edwards, Inc. Announces

First-Quarter Results For Fiscal 2008

ST. LOUIS, June 21, 2007 – A.G. Edwards, Inc. (NYSE: AGE) today announced results for the first quarter of fiscal 2008, which ended May 31, 2007.

Net earnings for the quarter were $83 million, or $1.10 per diluted share, on net revenues of $842 million. Net earnings for the first quarter last year were $78 million, or $1.01 per diluted share, on net revenues of $765 million.

On May 31, 2007, the company announced a merger agreement with Wachovia Corporation, pursuant to which the company would merge with and into a wholly owned subsidiary of Wachovia Corporation. The first-quarter fiscal 2008 results include $10 million, or $0.08 per diluted share, in other expenses related to the merger agreement.

“We were pleased to see our first-quarter results reflect the continued client interest in fee-based services, as demonstrated by solid increases in our fee-based revenues and a new record for total client assets,” said Robert L. Bagby, chairman and chief executive officer. “We also received a strong performance from investment banking, which posted its second-best-ever quarterly results. I want to thank our employees for working so well with their clients to achieve these results.”

RESULTS OF OPERATIONS

Asset Management and Service Fees – Asset-management and service-fee revenues increased 16 percent ($50 million) versus last year’s first quarter. The results reflect increases in all of the company’s asset-management and service-fee categories, led mainly by greater client interest in the company’s fund-advisory programs and higher client-asset values in mutual funds and insurance products. The results were additionally bolstered by fees received in connection with the company’s FDIC-insured bank deposit program. Since the program’s launch in February 2007, clients have deposited approximately $6 billion into this program.

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A.G. Edwards, Inc.

June 21, 2007

Commissions – Commission revenues decreased 3 percent ($8 million) in the first quarter compared to the same quarter last year. The results reflect decreases in client activity in individual equities, futures and options, partially offset by increased client activity in insurance products.

Principal Transactions – Revenues from principal transactions in this year’s first quarter increased 2 percent ($1 million) versus last year’s first quarter. The increase was driven by increased client activity in fixed-income products, partially offset by lower revenue from over-the-counter equities.

Investment Banking – Investment banking revenues increased 108 percent ($52 million) in the first quarter compared to the same quarter last year. The results largely reflected higher underwriting revenue from closed-end funds and greater fee revenue from private-placement transactions.

Net Interest Revenue – Interest revenue net of interest expense increased 3 percent ($2 million) in fiscal 2008’s first quarter compared to last year’s first quarter. The increase reflects higher interest payments on the fixed-income inventory held for sale to clients and higher revenue from short-term investments, partially offset by lower average client margin balances.

Other revenue – Other revenue decreased 63 percent ($19 million) in this year’s first quarter versus the same period last year. The results largely reflect last year’s gains related to the merger of the New York Stock Exchange and Archipelago Holdings, Inc. and subsequent mark-to-market on NYSE Euronext shares the firm held. Decreases in other revenue were partially offset by $5.4 million in gains on the mark-to-market of Chicago Board of Trade (CBOT) shares the company held but that are no longer required for CBOT membership.

Non-Interest Expenses – Non-interest expenses increased 10 percent ($66 million) during the first quarter of fiscal 2008 compared to the first quarter of fiscal 2007.

Compensation and benefits increased 11 percent ($53 million) in this year’s first quarter versus last year’s first quarter, largely reflecting higher commissionable revenue and higher accruals for incentive compensation based on increased profitability.

Non-compensation-related expenses increased 8 percent ($13 million) for the first quarter compared to the same period last year. The results largely reflect increased expenses for certain technology projects and expenses related to the merger agreement with Wachovia Corporation. Last year’s first quarter reflected increased training and business-development expenses associated with the company’s national sales conference held last year.

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A.G. Edwards, Inc.

June 21, 2007

ADDITIONAL SHAREHOLDER INFORMATION

Total client assets at the end of the first quarter of fiscal 2008 were $396 billion, a 15 percent increase when compared to the end of the first quarter of fiscal 2007. Client assets in fee-based accounts at the end of the first quarter of fiscal 2008 were $48 billion, a 26 percent increase when compared to the end of the first quarter of fiscal 2007.

As of May 31, 2007, stockholders’ equity was $2.2 billion, for a book value per share of $28.69. Diluted per-share earnings for the first quarter were based on 76.0 million average common and common equivalent shares outstanding compared to 76.7 million in the first quarter last year.

ABOUT A.G. EDWARDS, INC.

A.G. Edwards, Inc. is a financial services holding company whose primary subsidiary is the national investment firm of A.G. Edwards & Sons, Inc. Founded in 1887, A.G. Edwards and its affiliates employ 6,623 financial consultants in 741 offices nationwide and two European locations in London and Geneva. More information can be found on agedwards.com.

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FORWARD-LOOKING STATEMENTS

This material may contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to A.G. Edwards and those to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, completion and closing of the merger agreement between A.G. Edwards and Wachovia Corporation (see below for additional information regarding the proposed transaction), general economic conditions, government monetary and fiscal policy, the actions of competitors, changes in and effects of marketing strategies, client interest in specific products and services, the completion of all contractual, technological, legal and other requirements for the introduction of new products or services, regulatory changes and actions, changes in legislation, risk management, the results of the AGE Bank Deposit Program and the expansion of powers of A.G. Edwards Trust Company FSB, legal claims, technology changes, compensation changes, the impact of outsourcing agreements, the impact of Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share-Based Payment,” and implementation and effects of expense-reduction strategies. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this release. A.G. Edwards does not undertake any obligation to publicly update any forward-looking statements.

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A.G. Edwards, Inc.

June 21, 2007

This material references certain expenses associated with the execution of the merger agreement between Wachovia and A.G. Edwards. The proposed merger between Wachovia and A.G. Edwards (the “Merger”) is subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by forward-looking statements for a variety of factors including: (1) the risk that the businesses of Wachovia and A.G. Edwards, in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the inability to obtain governmental approvals of the Merger on the proposed terms and schedule; (6) the failure of A.G. Edwards’ shareholders to approve the Merger; (7) the risk that the strength of the United States economy in general and the strength of the local economies in which Wachovia and/or A.G. Edwards conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (8) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (9) potential or actual litigation; (10) inflation, interest rate, market and monetary fluctuations; and (11) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s and A.G. Edwards’ brokerage and capital markets activities. Additional factors that could cause Wachovia’s and A.G. Edwards’ results to differ materially from those described in the forward-looking statements can be found in Wachovia’s and A.G. Edwards’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning A.G. Edwards or the proposed Merger or other matters and attributable to Wachovia or A.G. Edwards or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia and A.G. Edwards do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this material.

ADDITIONAL INFORMATION

The proposed Merger will be submitted to A.G. Edwards’ shareholders for their consideration. Wachovia will file a registration statement with the SEC, which will include a proxy statement/prospectus regarding the proposed Merger. A.G. Edwards’ shareholders and other investors are urged to read the registration statement and the proxy statement/prospectus when they become available, as well as any other relevant documents concerning the proposed Merger filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You will be able to obtain a free copy of the registration statement and the proxy statement/prospectus, as well as other filings containing information about Wachovia and A.G. Edwards, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, www.wachovia.com and www.agedwards.com. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, 704-383-0798; or to A.G. Edwards, Inc., Investor Relations, One North Jefferson Avenue, St. Louis, MO 63103, 314-955-3782.

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A.G. Edwards, Inc.

June 21, 2007

Wachovia and A.G. Edwards and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of A.G. Edwards in connection with the proposed Merger. Information about the directors and executive officers of Wachovia is set forth in the proxy statement for Wachovia’s 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 9, 2007. Information about the directors and executive officers of A.G. Edwards is set forth in the proxy statement for A.G. Edwards’ 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on May 15, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

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A. G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)
	For the Three Months Ended
	May 31,	May 31,	Increase/	%
	2007	2006	(Decrease)	Chg.
Revenues
Asset management and service fees:
Distribution fees	$187,896	$166,438	$21,458	12.9
Fee-based accounts	134,535	112,060	22,475	20.1
Service fees	34,339	28,581	5,758	20.1
Total	356,770	307,079	49,691	16.2
Commissions:
Equities	135,949	144,039	(8,090)	(5.6)
Mutual funds	66,956	67,115	(159)	(0.2)
Insurance	54,195	51,267	2,928	5.7
Futures and options	10,819	13,639	(2,820)	(20.7)
Other	480	266	214	80.5
Total	268,399	276,326	(7,927)	(2.9)
Principal transactions:
Debt securities	32,049	29,994	2,055	6.9
Equities	22,341	23,154	(813)	(3.5)
Total	54,390	53,148	1,242	2.3
Investment banking:
Underwriting fees and selling concessions	64,628	32,798	31,830	97.0
Management fees	35,473	15,289	20,184	132.0
Total	100,101	48,087	52,014	108.2
Interest:
Margin account balances	33,299	37,957	(4,658)	(12.3)
Securities owned and deposits	21,967	15,684	6,283	40.1
Total	55,266	53,641	1,625	3.0
Other	11,187	30,193	(19,006)	(62.9)
Total Revenues	846,113	768,474	77,639	10.1
Interest expense	3,663	3,781	(118)	(3.1)
Net Revenues	842,450	764,693	77,757	10.2

Non-Interest Expenses
Compensation and benefits	534,019	480,928	53,091	11.0
Communication and technology	71,463	59,889	11,574	19.3
Occupancy and equipment	37,330	36,016	1,314	3.6
Marketing and business development	21,466	25,549	(4,083)	(16.0)
Floor brokerage and clearance	2,942	3,552	(610)	(17.2)
Other	40,846	36,337	4,509	12.4
Total Non-Interest Expenses	708,066	642,271	65,795	10.2
Earnings Before Income Taxes	134,384	122,422	11,962	9.8
Income Taxes	51,135	44,799	6,336	14.1
Net Earnings	$83,249	$77,623	$5,626	7.2

Earnings per diluted share	$1.10	$1.01	$0.09	8.9

Average Common and Common
Equivalent Shares Outstanding (Diluted)	76,021	76,690
Stockholders' Equity	$2,173,710	$1,971,895
Book Value per share	$28.69	$25.81
Total Shares Outstanding (end of period)	75,777	76,414

A. G. EDWARDS, INC.
CONSOLIDATED FIVE-QUARTER SUMMARY
(In thousands, except per share amounts)
(Unaudited)
	For the Three Months Ended
	May 31,	February 28,	November 30,	August 31,	May 31,
	2007	2007	2006	2006	2006
Revenues
Asset management and service fees:
Distribution fees	$187,896	$181,395	$172,326	$164,131	$166,438
Fee-based accounts	134,535	127,383	119,886	115,203	112,060
Service fees	34,339	26,927	25,982	25,750	28,581
Total	356,770	335,705	318,194	305,084	307,079
Commissions:
Equities	135,949	136,456	132,314	126,399	144,039
Mutual funds	66,956	69,527	56,343	51,046	67,115
Insurance	54,195	53,110	48,050	48,529	51,267
Futures and options	10,819	10,968	10,696	11,386	13,639
Other	480	247	218	342	266
Total	268,399	270,308	247,621	237,702	276,326
Principal transactions:
Debt securities	32,049	30,161	31,694	35,871	29,994
Equities	22,341	23,005	21,966	19,285	23,154
Total	54,390	53,166	53,660	55,156	53,148
Investment banking:
Underwriting fees and selling concessions	64,628	70,974	52,818	40,003	32,798
Management fees	35,473	41,495	19,802	16,709	15,289
Total	100,101	112,469	72,620	56,712	48,087
Interest:
Margin account balances	33,299	33,671	35,546	39,020	37,957
Securities owned and deposits	21,967	26,936	22,453	20,030	15,684
Total	55,266	60,607	57,999	59,050	53,641
Other	11,187	35,954	21,390	4,206	30,193
Total Revenues	846,113	868,209	771,484	717,910	768,474
Interest expense	3,663	3,199	3,955	4,682	3,781
Net Revenues	842,450	865,010	767,529	713,228	764,693

Non-Interest Expenses
Compensation and benefits	534,019	523,368	476,208	451,366	480,928
Communication and technology	71,463	69,866	64,736	63,347	59,889
Occupancy and equipment	37,330	39,019	37,584	37,845	36,016
Marketing and business development	21,466	15,862	17,669	17,870	25,549
Floor brokerage and clearance	2,942	5,106	4,895	5,548	3,552
Other	40,846	42,026	42,391	32,890	36,337
Total Non-Interest Expenses	708,066	695,247	643,483	608,866	642,271
Earnings Before Income Taxes	134,384	169,763	124,046	104,362	122,422
Income Taxes	51,135	60,586	45,719	38,136	44,799
Net Earnings	$83,249	$109,177	$78,327	$66,226	$77,623

Earnings per diluted share	$1.10	$1.44	$1.03	$0.86	$1.01

Average Common and Common
Equivalent Shares Outstanding (Diluted)	76,021	76,024	76,411	76,691	76,690
Stockholders’ Equity	$2,173,710	$2,102,039	$2,039,141	$2,009,699	$1,971,895
Book Value per share	$28.69	$27.91	$27.02	$26.40	$25.81

A.G. EDWARDS, INC.
QUARTERLY STATISTICAL INFORMATION
(Dollars in thousands, except per share amounts)
(Unaudited)

	1Q FY08	4Q FY07	3Q FY07	2Q FY07	1Q FY07

Net Revenues	$842,450	$865,010	$767,529	$713,228	$764,693

Earnings Before Income Taxes	$134,384	$169,763	$124,046	$104,362	$122,422

Net Earnings	$83,249	$109,177	$78,327	$66,226	$77,623

Pre-tax Net Earnings as a
Percent of Net Revenues	16.0%	19.6%	16.2%	14.6%	16.0%

Average Diluted Shares-
(000’s Omitted)	76,021	76,024	76,411	76,691	76,690

Earnings Per Diluted Share	$1.10	$1.44	$1.03	$0.86	$1.01

Dividends Per Share	$0.20	$0.20	$0.20	$0.20	$0.20

Total Assets	$5,066,104	$5,312,118	$5,076,078	$4,708,961	$4,413,379

Stockholders’ Equity	$2,173,710	$2,102,039	$2,039,141	$2,009,699	$1,971,895

Book Value Per Share	$28.69	$27.91	$27.02	$26.40	$25.81

Return On Average Equity-
(Quarter Results Annualized)	15.6%	21.1%	15.5%	13.3%	16.1%

Financial Consultants	6,623	6,618	6,628	6,666	6,745

Full-time Employees	15,368	15,338	15,364	15,323	15,420

Locations	743	744	746	744	745

Total Client Assets (in millions)	$396,000	$374,000	$370,000	$354,000	$345,000

Assets In Fee-based Accounts (in millions)	$48,000	$44,000	$42,000	$40,000	$38,000